UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934 (Amendment No. )

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Filed by a Party other than the Registrant ☐

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☐	Preliminary Proxy Statement
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RCM TECHNOLOGIES, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Copies to:
Justin W. Chairman, Esq.	Keith E. Gottfried, Esq.
Morgan, Lewis & Bockius LLP	Alston & Bird LLP
1701 Market Street	950 F. Street, N.W.
Philadelphia, PA 19103-2921	Washington, DC 20004-1404
(215) 963-5061	(202) 239-3679

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RCM Technologies, Inc., a Nevada corporation (“RCM” or the “Company”), is filing materials contained in this Schedule 14A with the U.S. Securities and Exchange Commission (“SEC”) in connection with the solicitation of proxies from its stockholders in connection with its 2013 Annual Meeting of Stockholders to be held on December 5, 2013 and at any and all adjournments or postponements thereof (the “2013 Annual Meeting”). In connection with its 2013 Annual Meeting, RCM has filed a definitive proxy statement and a WHITE proxy card with the SEC on October 30, 2013, and has commenced the mailing of a definitive proxy statement and WHITE proxy card to its stockholders.

Press Release Issued on December 2, 2013

Attached hereto is RCM’s press release, issued on December 2, 2013, in which RCM announced that Legion Partners Asset Management, LLC (“Legion Partners”) and the other members of Legion Partners’ dissident stockholder group (collectively, the “Legion Group”) have rejected RCM’s settlement offer for ending the Legion Group’s on-going proxy contest for election of two nominees to the RCM Board of Directors (the “RCM Board”) at the 2013 Annual Meeting.

RCM’s settlement offer contemplated adding three new independent directors to the RCM Board of Directors, including Michael E.S. Frankel and two members of the Legion Group, Roger H. Ballou and Christopher S. Kiper. If the Legion Group had accepted the offer, RCM would have revised its proposed slate of nominees for election at the 2013 Annual Meeting to include Messrs. Frankel, Ballou and Kiper. Each of these nominees would have stood for election to serve as directors until the 2014 Annual Meeting. RCM’s settlement offer also contemplated that the Legion Group would agree to a one-year customary standstill so that RCM, its Board and its management could return their focus to operating and growing the business with the full confidence that they would not need to respond to another proxy contest from the Legion Group at the 2014 Annual Meeting. RCM’s settlement offer further contemplated that the Legion Group and RCM would each agree to dismiss their respective lawsuits against each other and not initiate further litigation against each other during the standstill period.

In a letter rejecting RCM’s settlement offer, the Legion Group has continued to insist that it will not settle the proxy contest unless the RCM Board is prepared to include the member of the Legion Group with the least relevant experience, Bradley S. Vizi, on RCM’s slate of directors standing for election at the upcoming 2013 Annual Meeting.

RCM continues to believe that Mr. Vizi, who has never before served on a public company board, does not have the appropriate qualifications for serving as a director of RCM and that his election would jeopardize the substantial progress that RCM has been making to position itself for long-term growth, future profitability, market leadership and increasing returns for investors. The RCM Board also believes that Mr. Vizi will not be able to contribute in any meaningful respect to the ongoing corporate governance improvements in which the RCM Board has been actively engaged. As previously announced, Mr. Vizi has previously insisted during settlement discussions that RCM delay the declassification of the RCM Board until the 2014 Annual Meeting so that Mr. Vizi would be able to stand for election to a three-year term and avoid having to stand for re-election until RCM’s 2016 Annual Meeting. As also previously announced, all three leading independent proxy advisory firms, ISS Proxy Advisory Services, Glass Lewis & Co. and Egan-Jones Proxy Services, have indicated that stockholders should not support the election of Mr. Vizi, and that, between RCM’s Board nominee, Mr. Frankel and Mr. Vizi, Mr. Frankel is the preferred candidate for election to the RCM Board. In its report recommending that stockholders vote the WHITE proxy card in favor of the election of Mr. Frankel, Egan-Jones took note of “Mr. Vizi’s apparent lack of public company board or public company management experience.” Egan-Jones further indicated that it believes that “voting FOR the management ballot and the Company’s nominees is in the best interest of the Company and its stockholders” and that the election of the RCM Board’s nominees will “enable the Company to continue to build on its strong record of increasing stockholder value.”

Additional Information and Where to Find It

RCM, its directors and certain of its executive officers and employees are deemed to be participants in the solicitation of proxies from RCM’s stockholders in connection with the 2013 Annual Meeting.  RCM filed a definitive proxy statement with the SEC on October 30, 2013 (the “RCM Proxy Statement”) in connection with the solicitation of proxies for the 2013 Annual Meeting.

STOCKHOLDERS ARE URGED TO READ THE RCM PROXY STATEMENT (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO) AND ANY OTHER RELEVANT DOCUMENTS THAT RCM WILL FILE WITH THE SEC WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. Additional information regarding the identity of these participants and their direct or indirect interests, by security holdings or otherwise, is set forth in the RCM Proxy Statement filed with the SEC in connection with the 2013 Annual Meeting. To the extent holdings of RCM’s securities have changed since the amounts shown in the RCM Proxy Statement, such changes have been or will be reflected on Statements of Change in Ownership on Form 4 filed with the SEC.

Stockholders can obtain, free of charge, copies of the RCM Proxy Statement and any other documents filed by RCM with the SEC in connection with the 2013 Annual Meeting at the SEC’s website (www.sec.gov), at RCM’s website (www.rcmt.com) or by writing to Mr. Kevin Miller, Chief Financial Officer, RCM Technologies, Inc., 2500 McClellan Avenue, Suite 350, Pennsauken, NJ 08109. In addition, copies of the proxy materials may be requested from RCM’s proxy solicitor, MacKenzie Partners, Inc., 105 Madison Avenue, New York, NY 10016 or toll-free at (800) 322-2885.

RCM Technologies, Inc.	Tel: 856.356.4500	Corporate Contacts:	Investor Contacts:
2500 McClellan Avenue	Fax: 856.356.4600	Leon Kopyt	MacKenzie Partners, Inc.
Pennsauken, NJ 08109	info@rcmt.com	Chairman, President & CEO	Paul Schulman or Robert Marese
	www.rcmt.com	Kevin D. Miller	(212) 929-5500
Chief Financial Officer

PRESS RELEASE

RCM COMMENTS ON LEGION GROUP’S REJECTION OF SETTLEMENT OFFER

RCM’s Compromise Included Adding Three New Independent Directors,

Including Two Members of the Legion Group

If You Support RCM’s Constructive and Reasonable Approach, Vote the WHITE Proxy Card

Pennsauken, NJ — December 2, 2013 — RCM Technologies, Inc. (NasdaqGM: RCMT), a premier provider of business and technology solutions designed to enhance and maximize the operational performance of its customers through the adaptation and deployment of advanced information technology, engineering and specialty healthcare services, today announced that its latest proposed offer to the Legion Group to settle the ongoing proxy contest was rejected by the Legion Group. As previously announced, the Legion Group is pursuing a proxy contest to elect two nominees to the Board of Directors of RCM at RCM’s 2013 Annual Meeting of Stockholders to be held on Thursday, December 5, 2013, at 6:00 p.m., at the offices of Morgan, Lewis & Bockius LLP in Philadelphia, Pennsylvania. RCM has established October 18, 2013 as the record date for stockholders entitled to vote at the 2013 Annual Meeting.

RCM’s settlement offer contemplated adding three new independent directors to the RCM Board of Directors, including Michael E.S. Frankel and two members of the Legion Group, Roger H. Ballou and Christopher S. Kiper. If the Legion Group had accepted the offer, RCM would have revised its proposed slate of nominees for election at the 2013 Annual Meeting to include Messrs. Frankel, Ballou and Kiper. Each of these nominees would have stood for election to serve as directors until the 2014 Annual Meeting. RCM’s settlement offer also contemplated that the Legion Group would agree to a one-year customary standstill so that RCM, its Board and its management could return their focus to operating and growing the business with the full confidence that they would not need to respond to another proxy contest from the Legion Group at the 2014 Annual Meeting. RCM’s settlement offer further contemplated that the Legion Group and RCM would each agree to dismiss their respective lawsuits against each other and not initiate further litigation against each other during the standstill period.

Leon Kopyt, RCM’s Chairman of the Board and CEO, commented: “Like the numerous settlement offers we have previously made to the Legion Group to avoid this costly and distracting proxy contest, we believe that the offer we made last week was not only highly constructive and reasonable but also an offer that the Legion Group should have found to be compelling. By this settlement, our Board would have gained complementary functional competencies, experiences and perspectives from three new independent directors including the two current nominees, Michael E.S. Frankel and Roger H. Ballou, who ISS indicated in its recent report were the most ‘compelling’ nominees for election to our Board.”

“We are disappointed that rather than embrace our reasonable and constructive approach which would have added to our Board two of the more experienced members of the Legion Group, Christopher S. Kiper and Roger H. Ballou, the Legion Group has chosen to reject our proposal and is continuing to unreasonably insist that it will not settle this proxy contest unless our Board is prepared to include the member of the Legion Group with the least relevant experience, Bradley S. Vizi, on RCM’s slate of directors standing for election at the upcoming 2013 Annual Meeting. While RCM continues to be willing to entertain a reasonable settlement with the Legion Group, we believe that the Legion Group’s response to our most recent settlement offer, and its past conduct during settlement discussions, strongly suggest that the Legion Group is more interested in posturing for purposes of a press release than in pursuing meaningful settlement discussions,” concluded Mr. Kopyt.

RCM continues to believe that Mr. Vizi, who has never before served on a public company board, does not have the appropriate qualifications for serving as a director of RCM and that his election would jeopardize the substantial progress that RCM has been making to position itself for long-term growth, future profitability, market leadership and increasing returns for investors. The RCM Board also believes that Mr. Vizi will not be able to contribute in any meaningful respect to the ongoing corporate governance improvements in which the RCM Board has been actively engaged. As previously announced, Mr. Vizi has previously insisted during settlement discussions that RCM delay the declassification of the RCM Board until the 2014 Annual Meeting so that Mr. Vizi would be able to stand for election to a three-year term and avoid having to stand for re-election until RCM’s 2016 Annual Meeting. As also previously announced, all three leading independent proxy advisory firms, ISS Proxy Advisory Services, Glass Lewis & Co. and Egan-Jones Proxy Services, have indicated that stockholders should not support the election of Mr. Vizi, and that, between RCM’s Board nominee, Mr. Frankel and Mr. Vizi, Mr. Frankel is the preferred candidate for election to the RCM Board. In its report recommending that stockholders vote the WHITE proxy card in favor of the election of Mr. Frankel, Egan-Jones took note of “Mr. Vizi’s apparent lack of public company board or public company management experience.” Egan-Jones further indicated that it believes that “voting FOR the management ballot and the Company’s nominees is in the best interest of the Company and its stockholders” and that the election of the RCM Board’s nominees will “enable the Company to continue to build on its strong record of increasing stockholder value.”

RCM stockholders are reminded that their vote is extremely important, no matter how many or how few shares they own. Whether or not you plan to attend the 2013 Annual Meeting, you have an opportunity to protect your investment in RCM by voting the WHITE proxy card. Please do not return or otherwise vote any gold proxy card sent to you by the Legion Group. Even if stockholders have already voted using the gold proxy card, they have the right to change their vote to the WHITE proxy card and support RCM’s reasonable and constructive settlement proposal.

Since time is short, RCM asks that stockholders please vote by telephone or Internet according to the instructions on the WHITE proxy card. Voting by telephone or Internet, which is the best way for stockholders to ensure that their votes will be counted, will be open until 11:59pm Eastern Time on Wednesday, December 4, 2013. If you have questions about how to vote your shares, or need additional assistance in voting the WHITE proxy card, please contact:

105 Madison Avenue

New York, New York 10016

(212) 929-5500 (Call Collect)

or

Call Toll-Free (800) 322-2885

About RCM

RCM Technologies, Inc. is a premier provider of business and technology solutions designed to enhance and maximize the operational performance of its customers through the adaptation and deployment of advanced information technology and engineering services. RCM is an innovative leader in the delivery of these solutions to commercial and government sectors. RCM is also a provider of specialty healthcare services to major health care institutions and educational facilities. RCM’s offices are located in major metropolitan centers throughout North America. Additional information can be found at www.rcmt.com.

Forward-Looking Statements

The Statements contained in this release that are not purely historical are forward-looking statements within the Private Securities Litigation Reform Act of 1995 and are subject to various risks, uncertainties and other factors that could cause the Company’s actual results, performance or achievements to differ materially from those expressed or implied by such forward-looking statements. These statements often include words such as “may,” “will,” “expect,” “anticipate,” “continue,” “estimate,” “project,” “intend,” “believe,” “plan,” “seek,” “could,” “can,” “should” or similar expressions. In addition, statements that are not historical should also be considered forward-looking statements. These statements are based on assumptions that we have made in light of our experience in the industry, as well as our perceptions of historical trends, current conditions, expected future developments and other factors we believe are appropriate in these circumstances. Forward-looking statements include, but are not limited to, those relating to demand for the Company’s services, expected demand for our services and expectations regarding our revenues, the Company’s ability to continue to utilize goodwill, to continue to increase gross margins, to achieve and manage growth, to develop and market new applications and services, risks relating to the acquisition and integration of acquired businesses, the ability of the Company to consummate acquisitions as to which it executes non-binding letters of intent, demand for new services and applications, timing of demand for services, industry strength and competition and general economic factors. Such statements are based on current expectations that involve a number of known and unknown risks, uncertainties and other factors, which may cause actual events to be materially different from those expressed or implied by such forward-looking statements. Risk, uncertainties and other factors may emerge from time to time that could cause the Company’s actual results to differ from those indicated by the forward-looking statements. Investors are directed to consider such risks, uncertainties and other factors described in documents filed by the Company with the Securities and Exchange Commission. The Company assumes no obligation (and expressly disclaims any such obligation) to update any forward-looking statements contained in this release as a result of new information or future events or developments, except as may be required by law.

Additional Information and Where to Find It

RCM, its directors and certain of its executive officers and employees are deemed to be participants in the solicitation of proxies from RCM’s stockholders in connection with the 2013 Annual Meeting. RCM filed a definitive proxy statement and WHITE proxy card with the SEC in connection with the solicitation of proxies for the 2013 Annual Meeting on October 30, 2013 (the “2013 Proxy Statement”). STOCKHOLDERS ARE URGED TO READ THE 2013 PROXY STATEMENT (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO) AND ANY OTHER RELEVANT DOCUMENTS THAT RCM WILL FILE WITH THE SEC WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. Additional information regarding the identity of these participants and their direct or indirect interests, by security holdings or otherwise, is set forth in the 2013 Proxy Statement. To the extent holdings of RCM’s securities have changed since the amounts shown in the 2013 Proxy Statement, such changes have been or will be reflected on Statements of Change in Ownership on Form 4 filed with the SEC.

Stockholders can obtain, free of charge, copies of the 2013 Proxy Statement and any other documents filed by RCM with the SEC in connection with the 2013 Annual Meeting at the SEC’s website (www.sec.gov), at RCM’s website (www.rcmt.com) or by writing to Mr. Kevin D. Miller, Chief Financial Officer, RCM Technologies, Inc., 2500 McClellan Avenue, Suite 350, Pennsauken, NJ  08109. In addition, copies of the proxy materials, when available, may be requested from RCM’s proxy solicitor, MacKenzie Partners, Inc., 105 Madison Avenue, New York, NY 10016 or toll-free at (800) 322-2885.